        Set forth below is a table listing the Company's significant subsidiaries:

                                                          Country of                % of
Name of Company                                         Incorporation            Ownership*
-------------------------------------------------   -----------------------    ---------------
Aberdeen Management Limited                         Channel Islands                 100%
GGRI, Inc.                                          United States                   (2)
Island Hotel Company Limited                        The Bahamas                     (1)
Paradise Beach Inn, Limited                         The Bahamas                     (6)
Paradise Enterprises Limited                        The Bahamas                     (1)
Paradise Island Limtied                             The Bahamas                     (1)
PIV, Inc.                                           United States                   (5)
Purposeful BV                                       Netherlands                     (7)
Resorts International Hotel, Inc.                   United States                  (3)(4)
Sun Cove Limited                                    United States                   (2)
Sun Cove New York, Inc.                             United States                   (2)
Sun Hotels International (Bermuda), Limited         Bermuda                         100%
Sun Hotels International Management NV              N. Antilles                     100%
Sun International Bahamas, Limited                  The Bahamas                     100%
Sun International Development Limited               The Bahamas                     (1)
Sun International Management Ltd.                   British Virgin Islands          100%
Sun International Management (UK) Ltd.              United Kingdom                  100%
Sun International Marketing, Inc.                   United States                   (2)
Sun International New York, Inc.                    United States                   (2)
Sun International North America, Inc.               United States                   100%
Sun International Resorts, Inc.                     United States                   (2)
Sun Vacances SA                                     France                          (8)
Sunonline Limited                                   The Bahamas                     100%

* % Voting Power equals % of Ownership
(1)  100% owned by Sun International Bahamas, Limited
(2)  100% owned by Sun International North America, Inc.
(3)  100% owned by GGRI, Inc.
(4)  Sold on April 25, 2001 as part of the Resorts Atlantic City Sale
(5)  100% owned by Sun International Resorts, Inc.
(6)  100% owned by Paradise Island Ltd.
(7)  100% owned by Sun Hotels International Management NV
(8)  100% owned by Purposeful BV